EXHIBIT 10.6

                              DATED 24TH JUNE 2005

                         (1) STRATEGY INSURANCE LIMITED

                             (2) THE B SHAREHOLDERS

                                       AND

                         (3) FORESTRE (HOLDINGS) LIMITED

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         SHAREHOLDERS AGREEMENT relating to FORESTRE (HOLDINGS) LIMITED

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                                   CLYDE & CO
                               Ref: AH/DGW/0500093
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THIS AGREEMENT is made on 24th June 2005

BETWEEN:-

(1) STRATEGY INSURANCE LIMITED a company (registered under Barbados Law) the registered office of which is at Sagicor Corporate Centre, Wildey, St. Michael, Barbados, West Indies, BB15113 ("SIL");

(2) The Persons whose names and addresses and further details are set out in Schedule One (the "B Shareholders"); and

(3) FORESTRE (HOLDINGS) LIMITED a company (registered in England and Wales under number 4968264) the registered office of which is at Beech Trees Cottage, Well Lane, Mollington, Chester CH1 6LD (the "Company").

WHEREAS

(A) The Company is a private company limited by shares incorporated under the Companies Act on 18 November 2003 with an authorised share capital of (pound)35,600 divided into 20,880 "A" Ordinary Shares of (pound)1 each, 14,220 "B" Ordinary Shares of (pound)1 each and 5,000,000,000 Deferred Shares of (pound)0.00001p each. Further details of the Company are set out in Part 1 of Schedule Two.

(B) SIL and the "B" Shareholders have agreed to co-operate in the management of the Company and the Business and thereafter together procuring the operation of the Company for the purposes of and upon the terms set out in this Agreement.

(C) SIL and the "B" Shareholders have agreed to enter into this Agreement for the purpose of regulating the management of the Company, their relationship with each other and certain aspects of the affairs and their dealings with the Company.

(D) The Company has agreed with SIL and the "B" Shareholders that it will comply with the terms and conditions of this Agreement in so far as they relate to the Company.


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1.    INTERPRETATION

1.1   In this Agreement unless the context otherwise requires:-

      " "A" Directors" means those Directors appointed by the "A" Shareholder pursuant to the provisions of clause 3.1 and holding office from time to time and, unless otherwise stated, includes their duly appointed alternates;

      " "A" Share" means an "A" ordinary share of (pound)1 in the share capital of the Company having the rights and being subject to the limitations and restrictions set out in the Articles together with any other shares derived therefrom or issued or allotted to the "A" Shareholder;

      " "A" Shareholder" means the holder or holders from time to time of all the "A" Shares;

      "Agreed Form" means in a form agreed by and signed by or on behalf of the Parties with such alterations (if any) as may be agreed in writing between the Parties;

      "Articles" means the new articles of association of the Company in the Agreed Form to be adopted at Completion as amended from time to time (and any reference to an "Article" shall be a reference to that article of the Articles);

      "Auditors" means the auditors for the time being of the Company;

      " "B" Directors" means those Directors appointed by the "B" Shareholder pursuant to the provisions of this Agreement and holding office from time to time and, unless otherwise stated, includes their duly appointed alternates;

      " "B" Share" means a "B" ordinary share of (pound)1 in the share capital of the Company having the rights and being subject to the limitations and restrictions set out in the Articles together with any other shares derived therefrom or issued or allotted to the "B" Shareholder;

      " "B" Shareholder" means the holder or holders from time to time of all the "B" Shares;


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      "Board" means the board of Directors of the Company as constituted from time to time or any committee appointed by such board in accordance with the Articles;

      "Business" means the business carried on by the Group, of acting as insurance intermediary in the underwriting of risks associated with, commercial, forestry and agricultural business on a global basis and of providing ancillary services thereto;

      "Business Day" means a day on which banks generally are open in the City of London for the transaction of normal banking business;

      "Companies Act" means the Companies Act 1985 (as amended or re-enacted by the Companies Act 1989);

      "Completion" means completion of this Agreement in accordance with the provisions of clause 2;

      "Contact Office Services Agreement" means the agreement between SIL (1) and ForestRe Limited (2) in the Agreed Form relating to the provision of certain contact office services;

      "Control" shall have the same meaning as in section 840 of the Income and Corporation Taxes Act 1988;

      "Deed of Adherence" means a deed in the form set out in Schedule Four;

      "Deferred Shares" means the deferred shares of (pound)0.00001 each of the capital of the Company from time to time in issue having such rights and being subject to the restrictions set out in the Articles;

      "Director" means any director from time to time of any Group Company including where applicable any duly appointed alternate director;

      "Facility" means the facility to be made available by the "A" Shareholder to the Company as from Completion on the terms set out in the Loan Agreement;


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      "Financial Plan" means any detailed operating plan and financial budget for the Group prepared in accordance with clause 5.2;

      "Group" means the Company and the Subsidiaries and any company which becomes a subsidiary or subsidiary undertaking of the Company at any time after the date hereof or any one or more of them;

      "Group Company" means any company from time to time which is a member of the Group;

      "IP Rights" means the following rights for their full term (including any extensions or renewals thereof) and wherever in the world enforceable: (i) rights in, and in relation to, any patents, petty patents, registered designs, design rights, trade marks, rights in domain names, trade and business names (including all goodwill associated with any trade marks or trade or business names), copyrights, moral rights, rights in databases, topography rights and utility models (including the benefit of all registrations of, applications to register and the right to apply for registration of any of the foregoing items and all rights in the nature of any of the foregoing); (ii) trade secrets, confidential information and other proprietary rights in data and information, including rights to know how and other technical information; (iii) rights in the nature of unfair competition rights and to sue for passing off; and (iv) all other intellectual or industrial property rights of any nature whatsoever;

      "Key Employees" means P L Cottle and J M Roberts;

      "Loan Agreement" means the agreement in the Agreed Form between the Company (1) and SIL (2) to be entered into at Completion relating to the loan of up to US$2,000,000 by the "A" Shareholder to the Company;

      "London Stock Exchange" means The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited;

      "Member" means the holder of any Shares from time to time;


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      "Parties" means all the parties to this Agreement (including any person who shall execute a Deed of Adherence and become a party to this Agreement) and the word "Party" shall be construed accordingly;

      "Permitted Transferee" means any person to whom a transfer of Shares may be made under Article 9.5 of the Articles;

      "Restricted Transaction" means any of the acts, transactions and dealings set out in Schedule Three;

      "Service Agreements" means the service agreements in Agreed Form to be entered into between the relevant Subsidiaries and each of the Key Employees;

      "Shareholder" means the "A" Shareholder or the "B" Shareholders from time to time, as the case may be, and the word "Shareholders" shall be construed accordingly;

      "Shares" means the shares (of whatever denomination or class) from time to time in the share capital of the Company;

      "Subsidiaries" means the companies listed in Part 2 of Schedule Two or any one or more of them;

      "Subsidiary Articles" means the new articles of association in the Agreed Form in respect of each of the subsidiaries; and

      "Underwriting Information" means all memorandum, files, books, records, documents, correspondence, accounts, agreements, papers, data (whether electric or other format) and other information (wherever situated) relating to the underwriting by SIL of the Business.

1.2   In this Agreement unless the context otherwise requires:-

1.2.1 any reference to a clause or Schedule (other than to a schedule to a statutory provision) is a reference to a clause or schedule to this Agreement; and the Schedules form part of and are deemed to be incorporated in this Agreement;


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1.2.2 any reference to a statute or statutory provision includes a reference to that provision as amended, re-enacted or replaced and any regulations or orders made under such provisions from time to time whether before or after the date of this Agreement and any former statutory provision replaced (with or without modification) by the provision referred to;

1.2.3 any reference to persons includes a reference to firms, corporations or unincorporated associations;

1.2.4 any reference to the singular includes a reference to the plural and vice versa and any reference to the masculine includes a reference to the feminine and vice versa;

1.2.5 any phrase introduced by the terms or any similar expression shall be construed as illustrative and shall not limit the generality of the words preceding those terms;

1.2.6 any agreement, representation, indemnity, covenant or undertaking on the part of the "B" Shareholders shall be deemed to be given or made by "B" Shareholders severally; and

1.2.7 words and expressions defined in the Companies Act bear the same respective meanings.

1.3 Headings and titles are used for ease of reference only and do not affect the interpretation of this Agreement.

2.    COMPLETION

      At Completion, forthwith upon execution of this Agreement, each of the Parties shall (so far as it is within his or its powers so to do) take or cause the following steps to be taken and, to the extent necessary, to be sanctioned by the Board and/or the Members of the Company (as appropriate):-

2.1   the adoption of the Articles and the Subsidiary Articles;

2.2 the appointment of Stephen Stonhill, Philip Armstrong and Hugh Forrest as "A" Directors pursuant to the provisions of clause 3 of this Agreement;


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2.3   the execution by the relevant Subsidiaries and each of the Key Employees of the Service Agreements;

2.4 the execution by ForestRe Limited and Strategy Insurance Limited of the Contact Office Services Agreement;

2.5   the execution by the Company and SIL of the Loan Agreement;

2.6 the resignation of Philip Cottle and, subject to the approval of the Financial Services Authority, the appointment of Stephen Stonhill, Philip Armstrong, Hugh Forrest and Julian Roberts as directors of ForestRe Limited; and

2.7 the appointment of Stephen Stonhill, Philip Armstrong and Hugh Forrest as directors of Agroforest Risk Management Limited.

3.    DIRECTORS

3.1 The registered holder or holders of a majority in nominal value of the "A" Shares as a class from time to time in issue shall be entitled to appoint up to a maximum of three Directors and to remove any such Directors in accordance with the provisions of this Article 3. Every such appointment and removal shall be effected by notice in writing deposited at the registered office of the Company signed by the holder or holders of a majority in nominal value of the "A" Shares as a class from time to time in issue.

3.2 Subject to the provisions of clause 3.18, for as long as the "A" Shares in issue for the time being represent at least sixty per cent of the Ordinary Shares in issue as at such time, then the "A" Directors collectively or any number of them present at any meeting of the Directors shall at any such meeting be entitled to exercise such number of votes as would constitute a majority of the votes of all the Directors present at such meeting.

3.3 The registered holder or holders of a majority in nominal value of the "B" Shares as a class from time to time in issue shall be entitled to appoint up to a maximum of six Directors to the Company and to remove any such Directors in accordance with the provisions of this Article 3. Every such appointment or removal shall be effected by notice in writing deposited at the registered office of the Company signed by the holder or holders of a majority in nominal value of the "B" Shares as a class from time to time in issue.


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3.4   For as long as the "B" Shares in issue at any time represent at least sixty per cent of the Ordinary Shares in issue at such time, then the "B" Directors collectively or any number of them present at any meeting of the Directors shall at any such meeting be entitled to exercise such number of votes as would constitute a majority of the total number of votes of all the Directors present at such meeting.

3.5 Notwithstanding any provision from time to time of the Articles or the Subsidiary Articles of any Group Company, a Director appointed pursuant to clause 3.1 or 3.3 shall not be subject to retirement by rotation and may not, subject to the provisions of the Companies Act, be removed except by the Shareholder entitled to appoint him.

3.6 Directors appointed pursuant to clauses 3.1 and 3.3 shall be entitled to disclose to the "A" Shareholder and the "B" Shareholder respectively such information regarding the Group as they shall in their absolute discretion determine.

3.7 At any general meeting of the Company at which a resolution is proposed to appoint or remove an "A" Director, the "B" Shareholders hereby agrees not to exercise the votes attaching to the "B" Shares held by them upon any such resolution.

3.8 At any general meeting of the Company at which a resolution is proposed to appoint or remove a "B" Director, the "A" Shareholders hereby agrees not to exercise the votes attaching to the "A" Shares held by them upon any such resolution.

3.9 At any general meeting of any Group Company (other than the Company) at which a resolution is proposed to appoint or remove an "A" Director as a Director of such company the Parties agree to exercise such votes as they respectively may have (whether as a Director or Shareholder) to ensure that the "A" Director in question is appointed as the authorised representative of the immediate parent of such Group Company with full authority to attend and vote at such general meeting upon any such resolution as he shall in his absolute discretion think fit.


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3.10  At any general meeting of any Group Company (other than the Company) at which a resolution is proposed to appoint or remove a "B" Director as a Director of such company the Parties agree to exercise such votes as they respectively may have (whether as a Director or Shareholder) to ensure that the "B" Director in question is appointed as the authorised representative of the immediate parent of such Group Company with full authority to attend and vote at such general meeting upon any such resolution as he shall in his absolute discretion think fit.

3.11 Unless otherwise agreed by the Shareholders in writing, the Board shall meet at least three times in each calendar year.

3.12 Unless otherwise agreed in writing by at least one "A" Director and one. "B" Director in any particular case, at least three clear days' notice in writing should be given to each Director of every Board meeting. Every such notice shall contain an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting and be accompanied by any relevant papers for discussion at such meeting. Unless all the Directors for the time being are present at a meeting no business or resolution shall be transacted or passed at that meeting except as was fairly disclosed in the agenda for such meeting.

3.13 At any time or from time to time the registered holder or holders of a majority in nominal value of the "A" Shares as a class from time to time in issue shall be entitled to fill any vacancy arising out of the removal of an "A" Director pursuant to the provisions of clause 3.1. Every such appointment shall be effected by notice in writing deposited at the office signed by the holder or holders of a majority in nominal value of the "A" Shares provided that such appointment shall be subject to the prior written consent (such consent not to be unreasonably withheld) of the holder or holders of a majority in nominal value of the "B" Shares as a class from time to time in issue.

3.14 At any time or from time to time the registered holder or holders of a majority in nominal value of the "B" Shares as a class from time to time in issue shall be entitled to fill any vacancy arising out of the removal of a "B" Director pursuant to clause 3.3. Every such appointment shall be effected by notice in writing deposited at the office signed by the holder or holders of a majority in nominal value of the "B" Shares provided that such appointment shall be subject to the prior written consent (such consent not to be unreasonably withheld) of the holder or holders of a majority in nominal value of the "A" Shares as a class from time to time in issue.


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3.15  If any Shareholder removes a Director of the Company or any Group Company in accordance with clauses 3.1, 3.3 or 3.16 then such Shareholder shall be responsible for and shall indemnify the other Shareholders and the Company and any relevant Group Company against all losses, damages, liabilities, costs and expenses incurred by any of them in respect of any claim by such Director for unfair or wrongful dismissal arising out of such removal.

3.16 If any Director appointed in accordance with clauses 3.1 or 3.3 who is also employed or engaged as an employee or a consultant (either directly or through a third party) of the Company or any subsidiary undertaking of the Company or any Group Company ceases to be so employed or engaged and does not remain employed or engaged (either directly or through a third party) by the Company or any subsidiary undertaking of the Company or any Group Company in any other capacity then the Shareholder who has appointed such Director shall within seven days of such event remove him as a Director of the Company or any Group Company in accordance with clause 3.1 or clause 3.3 (as the case may be) failing which it shall be deemed that such Shareholder has served a written notice for the removal of such Director in accordance with the provisions of clause 3.1 or clause 3.3 (as the case may be) and the provisions of clause 3.15 shall apply in respect of such relevant Shareholder.

3.17 Each Shareholder shall (so far as it is within his or its powers so to do) procure that the Board shall at all times perform its functions in accordance with and so as to give effect to the terms of this Agreement.

3.18 At any meeting of the Directors at which a resolution is proposed that the Company make early repayment of any amounts still outstanding under the Loan Agreement or of any part of the Facility the "A" Shareholder hereby agrees that it shall procure that the "A" Directors collectively or any number of them present at any such meeting shall exercise their votes so as not to unreasonably withhold the making of any such early repayment of any amounts still outstanding under the Loan Agreement or of any part of the Facility by the Company.


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4.    BUSINESS OF THE COMPANY

4.1 It is the intention of the Parties that at all times during the continuance of this Agreement the Company and each Group Company shall carry on the Business and each Shareholder undertakes to the other Shareholder to use all reasonable endeavours to promote the interests of the Group in connection with the Business.

4.2 Each Shareholder and the Company covenant and undertake to the other Shareholder that during the continuance of this Agreement, (save with the prior written consent of the "A" Shareholder and the "B" Shareholders or if approved by the "A" Shareholder and the "B" Shareholders the written consent of an "A" Director and a "B" Director) any expansion, development or evolution of the Business or any part thereof (whether to be conducted as part of or in connection with such main business or ancillary to it) will only be effected through the Company or a wholly owned subsidiary of the Company.

4.3 Each Shareholder undertakes to and covenants with the other (subject to all applicable legal requirements both statutory and at common law) to exercise his or its respective rights and powers under this Agreement and as a Shareholder to ensure and to procure (so far as he or it is able to do so) that any Director appointed by him or it shall so act and vote in relation to the affairs of the Company (and the other Members (if any) of the Group), subject to the fiduciary duties of such Directors, to ensure during the continuance of this Agreement that:-

4.3.1 the Group carries on no business except the Business and anything necessarily incidental to it and that it carries on the Business and all its affairs in a proper manner and bona fide in the best interests of the Company and on sound commercial principles and transacts all its business on arm's length terms;

4.3.2 the Board shall determine the general policy of the Group in the carrying on of the Business subject to the express provisions of this Agreement and of the Articles;


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4.3.3 the Group insures with SIL or with an insurance company of good repute acceptable to SIL and keep fully and properly insured itself and all its assets against the normal risks for the Business carried on and shall not do or omit to do anything which will make any policy of insurance maintained by any Group Company void or voidable; and

4.3.4 (save with the prior written consent of the "A" Shareholder and the "B" Shareholders or if approved by the "A" Shareholder and the "B" Shareholders the written consent of an "A" Director and a "B" Director) neither the Company nor any Group Company carries out or agrees (whether conditionally or unconditionally) to carry out any Restricted Transaction.

4.4 The Company undertakes to and covenants with each Shareholder (subject to all applicable legal requirements both statutory and at common law) that it will exercise its vote as a shareholder in any Group Company (and procure the exercise by any other Group Company of all votes which it may hold as shareholder in any other Group Company) so as to procure so far as it is able that during the continuance of this Agreement (save with the prior written consent of the "A" Shareholder and the "B" Shareholders or any such resolution of the board of directors of the Group Company at which an "A" Director and a "B" Director present at such meeting has agreed to any such proposal) that no Group Company will carry out or agree (whether conditionally or unconditionally) to carry out any Restricted Transaction.

4.5 The Company agrees (to the extent permitted by law) to comply with the requirements and standards relating to the conduct of the Business and of its affairs set out in clause 4.3 and the Company undertakes to each Shareholder that it will duly and punctually perform, enforce and comply with all its rights and obligations pursuant to this Agreement and that it will exercise all such rights as it may have to procure that each Group Company will duly and punctually perform, enforce and comply with the same rights and obligations as the Company so far as practicable as though it were a party to this Agreement.

4.6 Notwithstanding the provisions of paragraph 27 of Schedule Three, it is, the intention of the Group to establish a share incentive scheme to incentivise future senior management employees of the Group through the increase of the share capital (by not more than 5% of the issued share capital on a pro rata diluted basis all classes of shares) and if so advised the creation of a new class of shares ("Incentive Shares") that will be issued to those qualifying employees. Any such scheme to be approved by the Board.


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4.7   Each of the Parties agrees that at all times during the continuance of this Agreement it shall fully and punctually perform and comply with all obligations on its part under the Articles and it is agreed that each provision of the Articles shall be enforceable by the Parties between themselves and in whatever capacity.

4.8 SIL hereby appoints ForestRe Limited to provide the services as set out in clause 3.1 of the Contact Office Services Agreement in relation to any of its transactions of insurance and/or reinsurance risks where the risks are commercial, forestry and/or agricultural of the type underwritten through the introduction(s) effected under the Contact Office Services Agreement and to act as its exclusive contact office service provider throughout the world for such business.

4.9 The Parties acknowledge that it is their common intention to negotiate in good faith an arrangement whereby the Shareholders will endeavour to establish an independent insurance entity to underwrite the Business. Such negotiations to be concluded by no later than 30 September 2005.

5.    REPORTING, INFORMATION AND REMUNERATION

5.1 The Company and the Shareholders agree that during the continuance of this Agreement the Company shall provide to each Shareholder in relation to the Group:-

5.1.1 a projected profit and loss statement, balance sheet and cash flow forecast for the remaining portion of 2005 and for each of 2006 and 2007.

5.1.2 audited consolidated accounts and an annual report of the Group within three months (or such longer period as the "A" Shareholder and the "B" Shareholders may agree) of the end of the accounting period to which they relate prepared in accordance with the Companies Act and normally accepted accounting practices and policies and such accounts shall be laid before the Company in general meeting no later than four months after the end of the relevant accounting reference date;


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5.1.3 such financial and other information about the Company and any Group
      Company as any Shareholder may, from time to time, reasonably require; and

5.1.4 within one week of the end of each calendar month, management accounts containing a profit and loss account, balance sheet, cash flow forecast for the next quarter and provide a comparison between budgeted and actual results together with a report on any significant variations between such results and a report on the Group's performance by the managing director of the Company.

5.2 The Board shall provide to the Shareholders, not later than two months before the end of each of its accounting years, a draft Financial Plan for the next accounting period compiled from management information in the same form as has been provided in the ordinary course of business prior to that date which shall include the forecasted aggregate underwriting capacity required by each Group Company and the underwriting capacity required to be underwritten by SIL for the next accounting period.

5.3 During the course of any accounting period, if the Company wishes to make significant changes from time to time to the approved Financial Plan, a request shall be made in writing to each Shareholder and, for the purposes of endeavouring to agree any such change, the request shall be treated as if it formed part of a draft Financial Plan.

5.4 Within a period of 14 days following receipt by the Shareholders of such draft Financial Plan pursuant to clause 5.2, the Parties shall consult upon the content of such draft Financial Plan and shall each use all reasonable endeavours to reach agreement as to the contents of such draft Financial Plan.

5.5 In the event of the Parties failing to agree as to the form or content of any draft Financial Plan (or any proposed revision thereof) within the period provided for in clause 5.4, then within seven days after the expiry of such period a meeting of the Board shall be convened at which the draft Financial Plan shall be tabled and each Shareholder shall be entitled to deliver to the Company written submissions in respect of the draft Financial Plan prior to such meeting. The Financial Plan shall be deemed to have been agreed by all Parties if the Board at such a meeting resolve to adopt the draft Financial Plan with or without any further amendments thereto and the decision of the Board in this regard shall be final and binding on all the Parties.


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5.6   The Company agrees with and undertakes to each Shareholder that it will
      (and the Shareholders undertake to procure that the Company will) introduce and maintain proper, usual and up-to-date accounting and financial records in relation to the business and affairs of the Group and generally keep each Shareholder informed of the progress of each Group Company's business and affairs.

5.7 Each Shareholder shall be entitled upon reasonable prior notice being given to the Company to examine all books and accounts of each Group Company.

5.8 SIL undertakes to each of the Shareholders that the Company and its representatives shall have the right, without restriction or limitation subject to giving reasonable notice and being in normal working hours, to inspect and audit any records of SIL relating to insurances bound by SIL in respect of the Business only and shall have the right to make copies or extracts of any such records.

5.9 SIL shall pay the Company a monthly fee calculated in accordance with the following formula:

      Fee = A - B

      Where:

      A = 10% of the gross net premium income in respect of any policy underwritten by SIL forming part of the Business (the gross net premium income shall consist of the gross premiums in respect of the relevant policies underwritten by SIL less cancellations, returns of premium, adjustments and such applicable taxes as are assessed on the policy premium).

      B = the fee paid by SIL to ForestRe Limited under the terms of the Contact Office Services Agreement in respect of the same monthly period.


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      The fee shall be due and payable upon receipt by SIL of the policy premium in respect of the relevant policy and shall be paid monthly by SIL to the Company within 15 days from receipt of an invoice setting out the basis on which the fee is calculated for the relevant month.

5.10 Payments to be made by SIL to the Company in accordance with clause 5.9 shall initially be set off and applied to the repayment of any amounts outstanding by the Company under the Loan Agreement.

6.    DEALINGS WITH SHARES

6.1 No transfer of any Shares shall be made or registered other than in accordance with the Articles nor until the proposed transferee (if not already bound by the terms of this Agreement) has entered into a Deed of Adherence.

6.2 No allotment of shares shall be made or registered other than to a person who is already a Shareholder and therefore bound by the terms of this Agreement until the proposed allottee (if not already bound by the terms of this Agreement) has entered into a Deed of Adherence.

7.    DEADLOCK

7.1   This clause applies in any case where:

7.1.1 a matter relating to the affairs of the Company or a Subsidiary has been considered by a meeting of the Board; and

7.1.2 no resolution has been carried at the meeting in relation to the matter by reason of the "A" Shareholder or the "B" Shareholders exercising their rights to prohibit a Restricted Transaction in accordance with clause 4.3.4; and

7.2 the matter is not resolved within 14 days from the date of the meeting as a result of any intervention by the Shareholders. Any such case is referred to as a "deadlock".

7.3 In any case of deadlock each of the Shareholders shall, within seven days of the deadlock arising, cause its appointees on the Board to prepare and circulate to the other Shareholder and other Directors a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting that position. Each memorandum or statement shall be considered by the managing director of the "A" Shareholder and to Justin Mundy on behalf of the "B" Shareholders (together referred to as the "Deadlock Representatives") who shall endeavour to resolve the deadlock. If the Deadlock Representatives agree upon a resolution or disposition of the matter, they shall execute a statement setting out the agreed terms. The Shareholders shall exercise the voting rights and other powers available to them in relation to the Company to procure that the agreed terms are fully and promptly carried into effect.

7.4   If the deadlock is not resolved or disposed of in accordance with clause
      7.3 within 30 days after expiry of the seven day period, or such longer period as the Shareholders agree in writing, and if it prevents the Company or a Subsidiary from continuing to achieve its business purposes, any Shareholder may by notice in writing to the other Shareholders require that the provisions of this clause 7.4 be applied. Within seven days of the notice in that behalf the Shareholders shall procure that their appointees on the Board shall:

7.4.1 make or concur in the making of a statutory declaration in the terms mentioned in section 89 of the Insolvency Act 1986 (if the state of the Company's affairs admits); and convene an extraordinary general meeting of the Company to consider: the matter from which the deadlock arose; and the passing of a special or extraordinary resolution to place the Company in members' voluntary liquidation (if a declaration is made in accordance with this clause) or (in any other case) in creditors' voluntary liquidation;

7.4.2 where the state of the Company's affairs does not admit of the making of a declaration under clause 7.4.1 convene a meeting of the Company's creditors in accordance with section 98 of the Insolvency Act 1986.

7.5 In no circumstances shall any Shareholder create an "artificial deadlock" and then exercise its rights under clause 7.4 to require the winding up of the Company. For this purpose, an "artificial deadlock" is a deadlock caused by any Shareholder, or its appointees on the Board, voting against a proposal the approval of which is required to enable the Company to carry on the Business properly and efficiently in accordance with the general trading principles set out in clause 4.

8.    TERMINATION

8.1 This Agreement shall terminate forthwith on the occurrence of any of the following events or circumstances:-

8.1.1 the Company going into liquidation whether voluntary or compulsory (other than a Members voluntary liquidation for the purposes of a bona fide amalgamation or reconstruction previously approved by the "A" Shareholder and the "B" Shareholders such approval not to be unreasonably withheld) or having a winding up or administration order made against it or a receiver, manager or administrator appointed over all or any part of its property, undertaking or assets or entering into any composition or other voluntary arrangement with its creditors or suffering any distress or execution to be levied on the whole or a substantial part of its property, undertaking or assets or seeking the benefit of any legislation for the relief of debtors or ceasing or threatening to cease to carry on business or disposing of the whole or a substantial part of its business, undertaking or assets; or

8.1.2 all the Shares being beneficially owned by any one person; or

8.1.3 in relation to any Shareholder upon that Shareholder and his or its Permitted Transferees ceasing to own any Shares; or

8.1.4 application being granted by the London Stock Exchange for any part of the share capital of the company to be listed on the London Stock Exchange.

8.2 This Agreement shall in respect of a Shareholder terminate forthwith upon the giving of not less than thirty days notice in writing to terminate by the other Shareholder(s) (authorised to give such notice in accordance with clause 12.9) (the "Non-Defaulting Shareholder(s)") to that Shareholder or his or its Permitted Transferee (the "Defaulting Shareholder") on the occurrence of any of the following events ("Events of Default"):-

8.2.1 the Defaulting Shareholder committing a material breach of any of the terms, covenants or conditions contained in this Agreement and (if capable of remedy) not remedying the breach (at its own cost and to the reasonable satisfaction of the Non-Defaulting Shareholder(s) without causing any material damage to the goodwill of the Business) within a reasonable period being not less than 30 days after notice from the Non-Defaulting Shareholder specifying the breach and requesting it to be so remedied; or
      8.2.2 the Company being in breach of any of its obligations under the Loan Agreement which event shall be deemed a default by the "B" Shareholders.

8.3 If this Agreement shall be terminated as a consequence of an Event of Default then on or at any time within 30 days after the date of termination, without prejudice to any rights of the Non-Defaulting Shareholder(s), the Non-Defaulting Shareholder(s) shall be entitled to require by notice in writing ("Notice") to the Defaulting; Shareholder and, where appropriate, the Company that:-

8.3.1 no further drawings shall be made by the Company under the Loan Agreement which shall immediately be terminated and the amount of the Facility outstanding (including interest) shall be immediately repaid; and/or

8.3.2 the Company be wound up in which event the Defaulting Shareholder shall use its Shares to vote in favour of any resolution for the said winding up; and/or

8.3.3 the Defaulting Shareholder shall (at the option of the Non-Defaulting Shareholder(s)) either:-

      (a) purchase all (but not part only) of the Shares held or beneficially owned by the Non-Defaulting Shareholder(s) (and any Permitted Transferee who has acquired shares once held by a Non-Defaulting Shareholder) at the price per Share as determined or agreed in accordance with Article 9.8 of the Articles and as set out in the Notice ("Notified Price") and otherwise in the manner and on the terms set out in this clause 8; or

      (b) sell or procure the sale of all (but not part only) of the Shares held or beneficially owned by the Defaulting Shareholder (and any Permitted Transferee holding shares on behalf of the Defaulting Shareholder or who has acquired Shares once held by the Defaulting Shareholder):

            (i) if the Event of Default occurs within a period of three years from the date of this Agreement at the price per Share as determined in accordance with the provisions of Article 10.2; or

            (ii) if the Event of Default occurs after the expiry of a period of three years from the date of this Agreement at the Notified Price per Share,

            and otherwise in the manner and on the terms set out in this clause
            8;

8.3.4 upon the service by the Non-Defaulting Shareholder(s) of a Notice pursuant to which the Defaulting Shareholder has the option to elect whether to purchase or sell Shares as provided in clause 8.3.3 the Defaulting Shareholder shall have 14 days in which to notify the Non-Defaulting Shareholder(s) in writing whether it wishes to purchase or sell Shares. If the Defaulting Shareholder fails to give such written notification to the Non-Defaulting Shareholder(s) before the expiry of such 14 day period the Non-Defaulting Shareholder(s) shall be entitled at any time during the subsequent 14 days to give written notice to the Defaulting Shareholder making such election on behalf of the Defaulting Shareholder; and

8.3.5 any Notice given under this clause 8.3 may not be withdrawn, modified or varied except with the consent of both the "A" Shareholder and the "B" Shareholders.

8.4 Any sale or purchase of Shares under the provisions of this clause 8 shall be completed at the Company's registered office or such other place as the Shareholders may agree at 12 noon on the date 14 days after the date on which it has been determined in accordance with clause 8.3.4 whether the Defaulting Shareholder is to purchase or sell Shares, provided that if such day is not a Business Day, then completion shall take place at 12 noon on the first Business Day after such day.

8.5 On completion the Shareholder selling Shares shall deliver to the purchaser a duly executed stock transfer transferring to the purchaser (or as it may direct) the Shares to be sold together with the relative certificate(s) therefor and all such Shares shall be sold free from any right of pre-emption, option, lien, charge, equity or other encumbrances and together with all rights attaching thereto (including dividends declared but not paid) at the date on which the sale is to take place and do such other things and execute such other documents as shall be necessary or as the purchaser may reasonably request to give effect to the sale of Shares. The Shareholder selling Shares shall forthwith upon execution of the relevant transfer of Shares procure the resignation at no cost to the Group of any Directors appointed by him or it from all directorships held in the Group and the indemnity set out in clause 3.15 shall apply.

8.6 If the Shareholder selling the Shares makes default in transferring any of its Shares, then each Shareholder hereby irrevocably and unconditionally appoints each of the Directors severally his or its attorney in such Shareholder's name and as his or its act and deed to execute and do all such documents and things as the attorney shall, in his absolute discretion, consider necessary or desirable for the performance of such obligations and such Director may receive and give good discharge for the consideration for the Shares being sold to the purchaser and the Board shall (subject to the transfer being duly stamped) enter the name of the purchaser in the register of Members as the holder by transfer of the Shares so purchased by it or him. The consideration for the Shares being sold shall forthwith be paid by such Director into a separate bank account in the Company's name which shall hold such amounts and interest thereon in trust for the Shareholder who defaulted in transferring any Shares.

8.7 If the Defaulting Shareholder shall fail to comply with the provisions of clause 8.3 the Non-Defaulting Shareholder(s) may (without prejudice to any other rights or remedies it may have against the Defaulting Shareholder as a consequence of such, failure) by a further notice to the Defaulting Shareholder given within 30 days of the due date require that the Company shall be wound up pursuant to clause 8.8.

8.8 The Company shall be wound up and the Shareholders shall procure that their appointees on the Board shall, at the earliest practicable date:-

8.8.1 make or concur in the making of a statutory declaration in the terms mentioned in Section 89 Insolvency Act 1986 (if the state of the Company's affairs allows the making of such declaration) and subsequently convene an extraordinary general meeting of the Company to consider the passing of a special or extraordinary resolution to place the Company in Members' voluntary liquidation (if such declaration has been made) or (in any other case) in creditors' voluntary liquidation;

8.8.2 such meeting or meetings shall be held within four weeks after the making of any declaration made in pursuance of clause 8.8.1;

8.8.3 where the state of the Company's affairs does not allow such declaration as is mentioned in clause 8.8.1 to be made convene a meeting of the Company's creditors in accordance with Section 98 of the Insolvency Act 1986;

8.8.4 at the extraordinary general meeting referred to in clause 8.8.1 the Shareholders shall vote in favour of the special or extraordinary resolution (as the case may be) for the winding up of the Company.

8.9 In the event that a Shareholder is a Defaulting Shareholder pursuant to this clause 8 then, in addition to the rights hereunder, the Non-Defaulting Shareholder(s) may serve on the Defaulting Shareholder a notice ("Disenfranchisement Notice") which, notwithstanding any other provision contained in the Articles, shall entitle the Non-Defaulting Shareholder(s):-

8.9.1 to exercise the rights of the Defaulting Shareholder to appoint and remove any Directors under clause 3 and any notice lodged at the registered office of the Company or produced to a meeting of the Directors by the Non-Defaulting Shareholder(s) replacing any Directors appointed by the Defaulting Shareholder shall be as effective as if signed on behalf of the Defaulting Shareholder; and

8.9.2 to require the Defaulting Shareholder to procure that any Director removed by the Non-Defaulting Shareholder(s) in the exercise of its rights under clause 8.9.1 shall deliver to the Non-Defaulting Shareholder(s) a written resignation under seal from all directorships held in the Group confirming that he or it has no claim against the Group whether for loss of office or otherwise howsoever failing which the indemnity set out in clause 3.13 shall apply.

8.10 Following the service of a Disenfranchisement Notice the Defaulting Shareholder shall cease to be entitled to exercise the right to appoint or remove any Directors pursuant to clause 3.

8.11 The termination of this Agreement shall not affect the obligations of the Shareholders expressed or intended by the Shareholders to continue after such termination nor the liabilities of the Defaulting Shareholder and shall be without prejudice to any rights that the Non-Defaulting Shareholder may have against the Defaulting Shareholder arising prior to or as a result of such termination.

9.    CONSEQUENCES OF TERMINATION OR CESSATION OF THIS AGREEMENT

9.1 Upon termination of this Agreement pursuant to clauses 8.1 and 8.2, the provisions of this clause and clauses 1, 5 and 8 shall survive such cessation or termination (as the case may be) and continue in full force and effect, but all other rights and obligations of the parties shall immediately cease (without prejudice to the parties' accrued rights and liabilities under this Agreement at the time it ceases to have effect or is terminated (as the case may be)).

9.2 In the event that SIL ceases to hold Shares, SIL shall, upon reasonable notice being given by the Company to SIL, allow the Company and its agents access to, and to take copies of, all Underwriting Information held by or under the control of SIL.

10.   VAT

      All sums payable by any party to this Agreement shall be exclusive of Value Added Tax thereon (if any) which shall be payable in addition thereto.

11.   ANNOUNCEMENTS

      None of the Parties shall (otherwise than as required by law or by the Council of the London Stock Exchange or the Panel on Take-overs and Mergers or in relation to information which is publicly available) make any announcement or divulge any information concerning the Shareholder's involvement in the Company or the terms of the Agreement without the Shareholder's prior written consent.

12.   GENERAL

12.1 Nothing in this Agreement or in any document referred to in it shall constitute or be deemed to constitute a partnership or agency relationship between any of the Parties, nor (save as expressly provided herein) shall the execution, completion and implementation of this Agreement confer on any Party any power to bind or impose any obligations on any other Party or to pledge the credit of any other Party or to create any fiduciary relationship with any other Party.

12.2 This Agreement together with the Articles and any other documents which this Agreement expressly requires shall be signed shall constitute the entire understanding and agreement between the Parties in relation to the subject matter of this Agreement, expressly exclude any warranty, condition or other undertaking implied at law or by custom and supersede all previous agreements and understandings between the Parties with respect thereto and each of the Parties acknowledges and confirms that it does not enter into this Agreement in reliance on any representation, warranty or other undertaking not fully reflected in the terms of this Agreement, the Articles or any other document which this Agreement expressly requires shall be signed.

12.3 Any variation of this Agreement shall be binding only if it is recorded in a document signed by or on behalf of the Parties.

12.4 None of the Parties may assign any of their respective rights or obligations under the Agreement nor any of the documents which this Agreement expressly requires to be signed in whole or in part (otherwise than pursuant to a transfer of Shares in accordance in all respects with the provisions and requirements of this Agreement and of the Articles).

12.5 Any right or remedy of the Parties in respect of a breach of any provision of this Agreement shall be in addition and without prejudice to all other rights and remedies of the Parties and no failure to exercise or delay in exercising or enforcing any right or remedy shall operate to impair or constitute a waiver by that Party of that or any of its other rights or remedies and no single or partial exercise or enforcement of any such right or remedy shall preclude or restrict any other or further exercise or enforcement of any such right or remedy.

12.6 In the event of any conflict between the Articles and this Agreement the Shareholders agree to consent to the holding of an extraordinary general meeting of the Company on short notice at which a special resolution in a form prepared by the Company and approved by the Shareholders is proposed to amend the Articles so that they do not conflict with this Agreement and pending the passing of such resolution the Shareholders agree that the terms of this Agreement shall prevail so as to govern the exercise by the Shareholders of their respective rights as Shareholders in the Company.

12.7 If any of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remainder of this Agreement shall not be affected.

12.8 If any provision contained in this Agreement or in the Articles refers to the obtaining by any person of any consent, approval or authorisation from the "A" Shareholder or the "B" Shareholders such consent, approval or authorisation shall be deemed to have been obtained if the consent, approval or authorisation in writing of the holder or holders of seventy five per cent of the Shares of the relevant class has been obtained.

12.9 If any provision in this Agreement refers to a requirement of any consent, approval, authorisation or the giving of any notice from the Non-Defaulting Shareholders, such consent, approval, authorisation or giving of notice shall be deemed to have been approved or obtained if the consent, approval or authorisation in writing of the holder(s) of a majority of the nominal value of all the Shares in issue at such time (excluding the Shares held by the Defaulting Shareholder) has been obtained.

12.10 If under any clause of this Agreement a Member is required to pay any sum to any Member holding Shares of the other class, any Member holding Shares of that other class ("Recipient") shall be irrevocably authorised on behalf of all the Members holding Shares of the same class as the Recipient to receive and give a good receipt for such sum.

12.11 The Parties shall and shall use all reasonable endeavours to procure that any necessary third party shall do, execute and perform all such further deeds, documents, assurances, acts and things as may be reasonably required to give effect to this Agreement including, without limitation, calling meetings of Members of the Company, any Group Company, the Board and the board of any Group Company and voting at all such meetings in favour of all resolutions remaining if desirable for such purpose and the signing of all waivers of pre-emption rights which either Shareholder may have in relation to the issue or transfer of Shares.

12.12 Each of the obligations, indemnities and undertakings entered into or made by or on behalf of any of the Parties (excluding any obligation fully performed at Completion) shall continue in full force and effect notwithstanding Completion taking place.

12.13 This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts together shall constitute one and the same instrument.

13.   COSTS

      Each Party shall pay its own costs in relation to the preparation, execution and carrying into effect of this Agreement and of all the other documents referred to in it.

14.   COMMUNICATIONS

14.1 All communications between the Parties with respect to this Agreement shall be in writing and delivered by hand or sent by pre-paid post (first class if inland, airmail if overseas) or facsimile telecopier ("fax") to the address of the addressee; as set out in this Agreement, or to such other address or fax number in England as the addressee may from time to time have notified for the purposes of this clause or as specified in clause 14.3.

14.2  Communications shall be deemed to have been received:-

14.2.1 if delivered by hand, on the day of delivery;

14.2.2 if sent by first class post, two Business Days after posting exclusive of the day of posting (or five Business Days in the case of a posting to an address outside the United Kingdom);

14.2.3 if sent by fax, at the time of transmission or, if the time of transmission is not during the addressee's normal business hours, at 9.30 am on the next Business Day.

14.3 Communications addressed to the "A" Shareholder shall be marked for the attention of "the Chief Underwriting Officer" with a copy to "the General Counsel".

14.4  In proving service:-

14.4.1 by delivery by hand, it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

14.4.2 by post, it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause; and

14.4.3 by fax, it shall be necessary only for the communication or a confirmatory letter to have been delivered by hand or sent by first class post on the same day but failure of the addressee to receive such confirmation shall not invalidate the relevant communication deemed given by fax.

15.   PROPER LAW

15.1 This Agreement shall be governed by English law and the Parties irrevocably submit to the exclusive jurisdiction of the English courts.

15.2 SIL irrevocably appoints Chris Croft of Onecounsel, 2 Grimstone Road, London SW6 3QP as their agent to receive on their behalf in England service of any proceedings arising out of or in connection with this Agreement. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by SIL). SIL shall notify the Parties of any change in address of the agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England, SIL irrevocably agrees that within 20 Business Days they shall use their reasonable endeavours to appoint a substitute agent reasonably acceptable to the Board with an address in England and deliver to the Company a copy of the new agent's acceptance of that appointment, together with its name, address and fax number. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

                                  Schedule One

                               THE B SHAREHOLDERS

         Name and Address

Philip Lyall Cottle
Ryelands
Stow
Lincolnshire
LNl 2DE

Julian Marsden Roberts
4 Nicosia Road, London,
SW18 3RN

Justin Mundy
The Bine
Faintree
Bridgenorth
Shropshire
WV 16 6RH

Geoffrey Trew
27 Rusholme Road
London
SW15 3LF

Hugh Maurice Lyall Cottle
Beech Tree Cottage
Well Lane
Mollington
Chester
CH 1 6LD

John Forgach
Avenida Henrique Dumont,
68/301
Rio de Janeiro
RJ 22410-060

                                  Schedule Two

                                     Part 1

                                   The Company

Registered number:-                     4968264

Date of Incorporation:-                 18 November 2003

Registered Office:-                     Beech Trees Cottage, Well Lane, Mollington, Chester, CM1 6LD

Authorised Capital:-                    20,880  "A"  Ordinary  Shares  of (pound)1 each,  14,220  "B"  Ordinary
                                        Shares of (pound)1 each and 5,000,000,000  Deferred Shares of (pound)0.00001p each

Issued Capital:-                        20,001 "A" Ordinary Shares of (pound)1 each
                                        13,334 "B" Ordinary Shares of (pound)1 each

Shareholders:-                          20,001 "A" Ordinary Shares of (pound)1 each - Strategy Insurance
                                        Limited
                                        5,400 "B" Ordinary Shares of (pound)1 each - P L Cottle
                                        3,400 "B" Ordinary Shares of (pound)1 each - J M Roberts
                                        1,400 "B" Ordinary Shares of (pound)1 each - J Mundy
                                        1,400 "B" Ordinary Shares of (pound)1 each - G Trew
                                        1,066 "B" Ordinary Shares of (pound)1 each - H M L Cottle
                                        667 "B" Ordinary Shares of (pound)1 each - J Forgach

Directors:-                             Hugh Maurice Lyall Cottle
                                        Philip Cottle
                                        John Forgach
                                        Justin Mundy
                                        Julian Roberts
                                        Geoffrey Trew
                                        (all appointed as "B" Directors in accordance with Article 19.5 of the Articles)

Secretary:-                             Hugh Maurice Lyall Cottle

Accounting Reference Date:-             30 November

Subsisting Mortgages and Charges:-      None

                                     Part 2

                                The Subsidiaries

1.       FORESTRE LIMITED

Registered number:-                     4995829

Date of Incorporation:-                 15 December 2003

Registered Office:                      Beech Trees Cottage
                                        Well Lane
                                        Mollington
                                        Chester
                                        CM 1 6LD

Authorised Capital:-                    (pound)1,000 Ordinary Shares of (pound)1.00 each

Issued Share Capital:-                  One Ordinary Share of (pound)1

Shareholder:-                           ForestRe (Holdings) Limited

Directors:-                             Hugh Maurice Lyall Cottle and Philip Lyall Cottle

Secretary:-                             Hugh Maurice Lyall Cottle

Accounting Reference Date:-             30 November

Subsisting Mortgages and
Charges:-                               None

2. AGROFOREST RISK MANAGEMENT LIMITED

Registered number:-                     5368318

Date of Incorporation:-                 17 February 2005

Registered Office:                      Crosby Court, 38 Bishops Gate
                                        London EC2N 4DT

Authorised Capital:-                    (pound)100 Ordinary Shares of (pound)1.00 each

Issued Share Capital:-                  Two Ordinary Shares of (pound)1 each

Shareholder:-                           ForestRe (Holdings) Limited

Directors:-                             Hugh Maurice Lyall Cottle and
                                        Philip Lyall Cottle

Secretary:-                             Hugh Maurice Lyall Cottle

Accounting Reference Date:-             28 February

Subsisting Mortgages and
Charges:-                               None

                                 Schedule Three

                             Restricted Transactions

1. Increase, reduce or otherwise alter the authorised or issued share or loan capital (including the share premium account or other capital reserve) of the Company or any Group Company or its capital structure or make any variation to the rights attached to any of its shares.

2. Grant or create any option or other like rights to acquire any shares or securities convertible into shares in the Company or any Group Company, purchase or redeem or make any payment to any person for giving up his rights to any share capital on its cancellation or extinguishment save as set out in the Articles.

3. Make any repayment of any loan stock or any loan notes issued by the Company or any Group Company or any term loan made available to the Group (other than the making of an repayment in accordance with the terms of the Loan Agreement).

4. Create or permit the creation of or suffer to subsist any mortgage or charge whether fixed or floating or any other encumbrance or security interest of a similar nature on the undertaking, property or assets or any part thereof of the Company or any Group Company or issue any debentures or debenture stock other than as required by the Loan Agreement.

5. Enter into or give or permit or suffer to subsist any guarantee of or indemnity in respect of the due payment of money or performance of any contract, engagement or obligation by any other person or otherwise unless it is solely in relation to obligations incurred in the ordinary course of business by any other Group Company.

6.    Borrow or raise any monies which are not available for use by the Group.

7. Engage or dismiss any Director or senior manager or any other employee earning remuneration (including all fees payable to him by the Group) exceeding (pound)70,000 per annum.


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

8. Increase the remuneration (including all fees payable to him by the Group) of any Director or employee currently earning at least (pound)50,000 by more than 5% per annum.

9. In relation to any such Director or employee agree to or accept any variation in his terms of employment (other than agreeing to increase his remuneration within the limitation referred to in paragraph 9), waive or agree not to take any action in respect of any material breach by any such person of his contract of employment.

10. Lease, assign or grant any license in respect of any property or assets other than the sale of current assets in the ordinary course of trading or grant or dispose of any interest in land owned or leased by the Company or take or omit to take any action which could prejudice the continuation of any lease to which it is entitled.

11. Dispose, whether outright or by way of license or otherwise howsoever, any IP Rights owned by the Company or any Group Company as the case may be.

12. Enter into or vary any unusual or onerous contract or agreement or arrangement or transaction or, otherwise than in the ordinary course of trading and on an arm's length basis, any material or major or long term contract.

13. Enter into any transaction or carry out any dealing which is not on arm's length terms or give any service otherwise than at market value.

14. Agree to any material change in the terms of any material supply, agency or distribution agreement to which the Company or any Group Company is party from time to time.

15. Enter into or compromise or settle any substantial litigation other than in the ordinary course of business.

16. Apply for any of the shares in the Company or any Group Company to be listed or dealt in on the London Stock Exchange or any recognised investment exchange.

17. Do or permit or suffer to be done any act or thing whereby any Group Company would cease to be a Subsidiary or sell or dispose of any share in a Subsidiary.

18. Make a substantial alteration or reduction in the nature or extent of the Business carried on by the Company or any Group Company.

19. Otherwise than in the ordinary course of business enter into any partnership or joint venture or consortium arrangement.

20. Dispose of the whole or a material part of the undertaking assets or shares of any Group Company or any interest therein or form or acquire any subsidiary or subsidiary undertaking or acquire the whole or part of the undertaking assets or shares of any other person, firm or company.

21. Cease or propose to cease to carry on the Business of the Company or any Group Company or take any steps to wind up the Company or any Group Company save where such company is insolvent or take any steps to place the Company or any Group Company into administration.

22.   Enter into or vary any transaction or arrangement requiring approval under section 320 to 322 Companies Act or which if any of the Shares were listed on the London Stock Exchange would constitute a class 1 or class 4 transaction (as defined in the publication entitled "Admission of Securities to Listing" issued by the London Stock Exchange).

23. Delegate any matter to any committee of Directors of the Company or any Group Company (unless an "A" and a "B" Director are members of such committee) or take any decisions which are material to the Company or the Group as a whole otherwise than at a meeting of the Directors.

24.   Make any change to the Company's or any Group Company's:-

24.1  Auditors;

24.2 bankers or the terms of the mandate given to such bankers in relation to its accounts;

24.3  accounting reference date.


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

25. Make any alteration to the memorandum and articles or association of the Company or any Group Company.

26. Make any distribution by way of dividend out of the profits of the Company or otherwise or agree to capitalise any reserves or apply any amount standing to the credit of the share premium account or capital redemption reserve for any purpose.

27. Save as referred to in clause 4.6 of this Agreement, establish any bonus, profit sharing, share option or other incentive scheme (whether legally binding or not) for Directors and/or employees of the Group or vary any such scheme which has been established or grant any option over or in respect of any shares in the capital of the Company pursuant to such a scheme.

                                  Schedule Four

                                Deed of Adherence

THIS DEED is made on       200[ ]

BETWEEN:

(1)   [include names and addresses of existing parties other than Transferor];

(2)   [[               ]  of   [                                              ]]
      [[                 ], a company registered in [England] under number [   ]
      the registered office of which is at [
                                          ]] ("Transferor");

(3)   [[                 ] of
      [                                                                     ]]

      [[                          ], a company registered in [England] under
      number [          ] the registered office of which is at [             ]]
      ("New Shareholder").

1.    INTERPRETATION

1.1 In this deed, unless the context otherwise requires, words defined in the Shareholders Agreement shall have the same meanings in this deed and:

      "Completion" means the completion of the sale and transfer of the Transferred Interest to take place at the offices of [

      ] on [ ] in accordance with the Transfer Agreement;

      "Excepted Rights" has the meaning set out in clause [ ];

      "Shareholders' Agreement" means the agreement dated [ ] 2005 and made between Strategy Insurance Limited (1), the B Shareholders (2) and the Company (3) and relating to the conduct of the Company's Business;

      ["Transfer Agreement" means an agreement to be dated [ ] and made between the Transferor and the New Shareholder;]

      "Transfer Date" has the meaning set out in clause [3.1]; and

      "Transferred Interest" means the transfer of the [ ] Shares from the Transferor to the New Shareholder.

1.2 The provisions of clause 1.2 of the Shareholders' Agreement shall apply to this deed.

1.3 Headings and titles are used for ease of reference only and do not affect the interpretation of this agreement.

2.    RECITALS

2.1 The Transferor [is a party to] [has acceded by means of a deed dated [ ] to] the Shareholders' Agreement.

2.2 The Transferor wishes to transfer to the New Shareholder the Transferred Interest and the New Shareholder has agreed to purchase the Transferred Interest [subject to and in accordance with the terms and conditions of the Transfer Agreement] and has agreed to execute this deed of adherence pursuant to clause 6 of the Shareholders' Agreement.

3.    UNDERTAKINGS OF THE NEW SHAREHOLDER

3.1 In consideration of the agreement of the Transferor to transfer the Transferred Interest to the New Shareholder, the New Shareholder undertakes [, subject to clause [3.2],] to each other party to this deed that it will, with effect from the date of transfer by the Transferor to the New Shareholder of the Transferred Interest ("Transfer Date") and without prejudice to any liability of the Transferor in respect of any breach by it of its obligations under the Shareholders Agreement prior to the Transfer Date, assume, perform and comply with each of the obligations of the Transferor under the Shareholders' Agreement as if it had been a party to the Shareholders' Agreement at the date of its execution.


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

[3.2 In consideration of the undertakings given by the New Shareholder under clause [3.1], the parties to this deed acknowledge and agree that the obligations of the Transferor under the Shareholders' Agreement shall, with effect from the Transfer Date cease.]

NOTE: This applies only of a transfer of all the Transferor's Shares.

4.    RIGHTS OF THE NEW SHAREHOLDER

      The parties to this deed (other than the New Shareholder) agree that there should be accorded to the New Shareholder with effect from the Transfer Date all the rights of the Transferor with respect to the Transferred Interest (in each case without prejudice to the rights of the Transferor under the Shareholders' Agreement in respect of any breach by any other party to it of its obligations thereunder at any time prior to the Transfer Date ("Excepted Rights") as if the New Shareholder had been a party to the Shareholders' Agreement at the date of its execution and, with effect from the Transfer Date, the Transferor shall cease to be entitled to those rights.

5.    NOTICES

      For the purposes of clause 14 of the Shareholders' Agreement (relating to communications), communications addressed to the New Shareholder shall be marked for the attention of [" "] and sent to the address of the New Shareholder as set out in this deed, or to such other address or fax number in England as the New Shareholder may from time to time have notified to each of the other parties to this deed and the Company for this purpose.

6.    ASSIGNMENT AND TRANSFER

      The parties to this deed hereby acknowledge and agree that, save as provided in clause 12.4 of the Shareholders Agreement, no party shall have any right to assign, transfer or dispose of the benefit (or any part thereof) or the burden (or any part thereof) of this deed without the prior written consent of the other parties.

7.    GENERAL PROVISIONS

      The provisions of clause 12 [general] of the Shareholders Agreement shall apply mutatis mutandis to this deed as if they were expressly set out in this deed.

8.    PROPER LAW

      This deed shall be governed by English law and the parties irrevocably submit to the exclusive jurisdiction of the English court.

EXECUTED as a DEED by                       )
STRATEGY INSURANCE LIMITED                  )
acting by two Authorised Signatures:        )

.....................................
Authorised Signatories

.....................................
Authorised Signatories


SIGNED and DELIVERED as a DEED by           )
PHILIP LYALL COTTLE                         )
in the presence of:                         )

Witness Name:                               )

Address:                                    )

SIGNED and DELIVERED as a DEED by           )
JULIAN ROBERTS                              )
in the presence:                            )

Witness Name:                               )

Address:                                    )

SIGNED and DELIVERED as a DEED by           )
JUSTIN MUNDY                                )
in the presence of:                         )

Witness Name:                               )

Address:                                    )

SIGNED and DELIVERED as a DEED by           )
GEOFFREY TREW                               )
in the presence of:                         )

Witness Name:                               )

Address:                                    )

SIGNED and DELIVERED as a DEED by           )
HUGH MAURICE LYALL COTTLE                   )
in the presence of:                         )

Witness Name:                               )

Address:                                    )

SIGNED and DELIVERED as a DEED by           )
JOHN FORGACH                                )
in the presence of:                         )

Witness Name:                               )

Address:                                    )

SIGNED and DELIVERED                        )
as a DEED by                                )
FORESTRE (HOLDINGS) LIMITED                 )
acting by two Directors or a Director and   )
Company Secretary                           )

Director....................................)

Director....................................)